Exhibit 99.1

GenMark Diagnostics Reports First Quarter 2012 Results

•	Quarterly Reagent Revenue Grows 213%

•	Installed Base Grows to 189 Analyzers

•	Quarterly Gross Margin Reaches 22%

•	Annuity Per Analyzer $46,000

CARLSBAD, Calif., May 8, 2012 (BUSINESS WIRE) — GenMark Diagnostics, Inc. (Nasdaq:GNMK) today reported financial results for the first quarter ended March 31, 2012.

Revenues for the quarter ending March 31, 2012 were $2.2 million compared with $758,000 during the first quarter of 2011. The 185% year-over-year increase in total revenue reflects an increase in the number of systems placed at customer sites, growth in test menus and a significant increase in the number of tests sold. Reagent revenues for the first quarter grew 213% year-over-year to $1.9 million from $608,000. Instrument and other revenues increased by 60% year-over-year to $240,000 from $150,000 due mainly to capital sales of instruments. The Company placed a net 22 analyzers during the quarter, bringing the installed base to 189, all in end-user laboratories within the U.S. market.

Gross profit for the quarter ending March 31, 2012 was $472,000, or 22% of revenue, compared with a gross loss of $743,000, or -98% of revenue for the same period in 2011. The continued improvement in gross profit is the result of significant volume increases and manufacturing efficiencies.

Operating expenses increased $48,000 to $6.0 million during the first quarter of 2012 compared with the first quarter of 2011. Selling, General and Administrative expenses increased $663,000 year-over-year due to the increase in revenue, headcount growth and other corporate expenses. Research and Development expenses decreased $615,000 due to the FDA certification and restructuring costs from the first quarter in 2011 that did not recur in 2012, as well as lower clinical trial expenses.

Loss per share was $0.28 for the first quarter of 2012, compared with a loss per share of $0.56 in the first quarter of 2011.

The Company ended the first quarter of 2012 with $23.8 million in cash and cash equivalents. The Company intends to continue utilizing its cash balances to invest in new product and menu development, including the development of its NexGen platform, and for infrastructure improvements and general corporate purposes.

“We continued to execute strongly on our growth strategy during the first quarter of 2012,” commented Hany Massarany, GenMark’s President and CEO. “As a result we achieved excellent revenue and gross margin growth, as well as expanded our XT-8 installed base to 189 analyzers. We also secured technology and collaboration agreements that will provide us with maximum flexibility as we expand our test menu and complete the development of our next generation fully digital sample-to-answer system” Mr. Massarany further stated.

INVESTOR CONFERENCE CALL

GenMark will hold a conference call to discuss first quarter 2012 results and the outlook for 2012 at 4:30PM EST today. The conference call and webcast can be accessed live through the Company’s website under the Investor Relations section and will be archieved for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 76651355 approximately five minutes prior to the start time.

ABOUT GENMARK

GenMark Diagnostics is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor® XT-8 system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. GenMark currently markets three tests that are FDA cleared for IVD use: Cystic Fibrosis Genotyping Test, Warfarin Sensitivity Test, and Thrombophilia Risk Test. A Respiratory Viral Panel (RVP) has been submitted to the FDA for 510(k) clearance. A number of other tests, including HCV Genotyping and 2C19, versions of which are available for research use only, and KRAS, are in development for IVD use. For more information, visit www.genmarkdx.com.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding continued growth in sales of our diagnostic tests, the expansion of our diagnostic test menu, the development and functionality of our products and the continued development of our technology, are all subject to risks and uncertainties that could cause our actual performance, operating results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, risks related to our history of operating losses, our ability to successfully commercialize our products, the need for further financing and our ability to access the necessary additional capital for our business, inherent risk and uncertainty in the protection intellectual property rights, ability to maintain gross margins, regulatory uncertainties regarding approval or clearance for our products, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

SOURCE: GenMark Diagnostics, Inc.

GenMark Diagnostics, Inc.

Richard Slansky

Chief Financial Officer

760-448-4318

GenMark Diagnostics, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value)

	As of	As of
	March 31, 2012	December 31, 2011
Current assets
Cash and cash equivalents	$23,801	$25,320
Short- term investments	—	5,000
Accounts receivable—net of allowance of $70 and $98	1,055	1,098
Inventories	2,094	2,168
Other current assets	135	322

Total current assets	27,085	33,908
Property and equipment—net	3,417	2,836
Intangible assets—net	1,722	1,362
Other long-term assets	102	80

Total assets	$32,326	$38,186

Current liabilities
Accounts payable	$1,698	$1,201
Accrued compensation	1,107	1,521
Current portion of long-term debt	1,015	1,000
Other current liabilities	1,562	2,659

Total current liabilities	5,382	6,381

Long-term liabilities
Long-term debt, net of current portion	410	583
Other non-current liabilities	726	588

Total liabilities	6,518	7,552

Stockholders’ equity
Common stock, $0.0001 par value; 100,000 authorized; 21,137 and 20,478 issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	2	2
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Additional paid-in capital	200,263	199,531
Accumulated deficit	(174,021)	(168,463)
Accumulated other comprehensive loss	(436)	(436)

Total stockholders’ equity	25,808	30,634

Total liabilities and stockholders’ equity	$32,326	$38,186

GenMark Diagnostics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

	Three Months ended March 31,
	2012	2011
Revenue
Product revenue	$2,120	$693
License and other revenue	39	65

Total revenue	2,159	758
Cost of sales	1,687	1,501

Gross profit (loss)	472	(743)

Operating expenses
Research and development	1,949	2,564
Sales and marketing	1,418	1,219
General and administrative	2,587	2,123

Total operating expenses	5,954	5,906

Loss from operations	(5,482)	(6,649)

Other (expense) income, net	(44)	18

Loss before income taxes	(5,526)	(6,631)
Provision for income taxes	(32)	(11)

Net loss	$(5,558)	$(6,642)

Net loss per share, basic and diluted	$(0.28)	$(0.56)
Weighted average number of shares outstanding	20,094	11,771
Consolidated Statements of Comprehensive Loss For the Three Months ended March 31, 2012 and 2011
Net loss	$(5,558)	$(6,642)
Foreign currency translation adjustment	—	—

Comprehensive loss	$(5,558)	$(6,642)

GenMark Diagnostics, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months ended March 31,
	2012	2011
Cash flows from operating activities
Net loss	$(5,558)	$(6,642)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	264	289
Share-based compensation	506	475
Change in allowance for doubtful accounts	(28)	(48)
Provision for excess and obsolete inventory	(636)	(1)
Changes in operating assets and liabilities:
Accounts receivable	72	(37)
Inventories	757	26
Other current assets	165	1,811
Accounts payable	(112)	668
Accrued compensation	(188)	(152)
Accrued and other current liabilities	(738)	521

Net cash used in operating activities	(5,496)	(3,090)

Cash flows from investing activities
Proceeds of sale of investments	5,000	—
Purchases of intellectual property licenses	(739)	—
Purchases of property and equipment	(17)	(185)

Net cash used in investing activities	4,244	(185)

Cash flows from financing activities
Proceeds of borrowings	—	2,000
Principal repayments of borrowings	(267)	—

Net cash provided by financing activities	(267)	2,000

Net increase (decrease) in cash and cash equivalents	(1,519)	(1,275)
Cash and cash equivalents—Beginning of period	25,320	18,329

Cash and cash equivalents—End of period	$23,801	$17,054